OPTION CANCELLATION AGREEMENT

Participant Name:	Phone Number:

Address:	Social Security No.:

             This Option Cancellation Agreement (the “Agreement”), is entered into as of June 15, 2001, by and between Eye Care Centers of America, Inc. (the “Company”) and the undersigned participant (the “Optionee”).

             W I T N E S S E T H

             WHEREAS, the Company has granted the Optionee those certain options to purchase the Company’s common stock (“Common Stock”), as more specifically identified on Schedule A attached hereto (the “Options”).  The Options were granted under the Company’s 1998 Stock Option Plan (the “Plan”);

             WHEREAS, the Board of Directors has determined that the fair market value of the Common Stock as of the date hereof is $5.70 per share;

             WHEREAS, the Company has provided all of the option holders, including the Optionee, with an Option Cancellation Notice (the “Notice”) detailing the Company’s offer for the option holders to cancel and terminate their respective Options in exchange for the commitment of the Company to grant new options under the Plan (the “New Options”), such grant to be made no earlier than six months and a day after the effective date of the cancellation of the Options and at an exercise equal to the fair market value of the Common Stock as of the effective date of the grant of the New Options; and

             WHEREAS, the Optionee desires to accept the offer contained in the Notice;

             NOW, THEREFORE, in consideration of the foregoing and the mutual promises set out in this Agreement, the parties agree as follows:

             1.          Cancellation of Options.  The Optionee and the Company acknowledge and agree that, effective June 15, 2001 (the “Effective Termination Date”), all of the Options set forth on Schedule A attached hereto, and the related Stock Option Agreement(s) governing such Options, are hereby terminated and cancelled and the Optionee shall have no further rights to purchase the Common Stock of the Company under such Stock Option Agreement(s).

             2.          Commitment to Grant New Options.  The Company agrees to grant to the Optionee in January, 2002 (the “Grant Date”) (a date which is more than six months and a day after the Effective Termination Date), a New Option to purchase the number of shares of Common Stock subject to the Options being terminated and cancelled hereunder, such New Option to have an exercise price equal to the fair market value of the Common Stock as of the Grant Date (as will then be determined by the Board of Directors in its sole discretion).  The New Options will be 40% vested on the Grant Date, and an additional 20% will vest on each of the first, second and third anniversary of the Grant Date.  The grant of the New Options will also be subject to (i) the Optionee being employed by the Company (or its subsidiary) on the Grant Date, (ii) the execution and delivery by Optionee of a stock option agreement (the “New Stock Option Agreement”) evidencing and governing the New Options, with such terms and conditions as the Board of Directors shall determine and approve in its sole discretion, (iii) the other terms and conditions of the Plan (or any successor stock option plan), the New Stock Option Agreement and this Agreement and (iii) the Optionee agreeing to be bound (to the extent the Optionee is not already bound), by the Stockholders’ Agreement, between the Company and its shareholders and option holders containing certain restrictions and other obligations relating to the ownership of capital stock of the Company.

             3.          Representation of Optionee.

                           (a)         The Optionee represents and warrants that (i) he has received the Notice and the documents referenced therein, including, without limitation, the Company’s Annual Report on Form 10K for fiscal 2000 and the Company’s Quarterly Report on Form 10Q for the first quarter of fiscal 2001 and (ii) that the Optionee has thoroughly reviewed and understands the information contained therein.  The Optionee acknowledges that: (i) he and his representatives have had access to the properties and operations of the Company and have had the opportunity to meet with and ask questions of management to discuss the business, assets, liabilities, financial condition, cash flow and operations of the Company, and (ii) all materials and information requested by the Optionee have been provided to him to his reasonable satisfaction.  The Optionee acknowledges that he has made his own independent examination, investigation, analysis and evaluation of the Company, including the Optionee’s own valuation of the shares of Common Stock.  The Optionee acknowledges that he has undertaken such due diligence (including, without limitation, a review of the assets, liabilities, books, records and contracts of the Company) as he deems adequate, including that described above.  Further, the Optionee acknowledges that the exercise price of the New Options will be the fair market value as of the Grant Date, and the Optionee accepts the risk and benefit, if any, of any change of the fair market value of the Common Stock between the date hereof and the Grant Date.

                           (b)        The Optionee will be acquiring the New Options, and/or the shares of Common Stock subject to the New Options, for the Optionee’s own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”).  The Optionee acknowledges that the shares of Common Stock received, or to be received upon the exercise of the New Options, have not been registered under the Securities Act and such shares must be held indefinitely unless the shares are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement.

             4.          Employment of the Optionee.  Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company shall continue to employ the Optionee, nor shall this Agreement affect in any way the right of the Company to terminate the employment of the Optionee at any time and for any reason.  By the Optionee’s execution of this Agreement and except as set forth in any separate written employment agreement between the Company and the Optionee, the Optionee acknowledges and agrees that the Optionee’s employment is “at will.”  Except as otherwise provided in this Agreement, no change of the Optionee’s duties as an employee of the Company shall result in, or be deemed to be, a modification of any of the terms of this Agreement.

             5.          Entire Agreement.  This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto with respect to the Options and the New Options, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to the Options or the New Options other than as set forth herein.  Any and all prior agreements between the parties hereto with respect to any stock purchase rights, stock option rights or similar agreements regarding shares of the Common Stock subject to the Options are hereby revoked and terminated.  This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the Options, the New Options and other rights relating to the purchase of shares of Common Stock thereunder.

             6.          Gender.  The use of any gender herein shall be deemed to be or include the other gender and the use of the singular herein shall be deemed to be or include the plural (and vice versa), whenever appropriate.

             7.          Governing Law.  This Agreement shall be construed and enforced in accordance with the internal laws, and not the laws of conflict, of the State of Texas.  The parties hereto agree that this Agreement is performable in Bexar County, Texas and that the sole and exclusive venue for any proceeding involving any claim arising under or relating to this Agreement shall be in Bexar County, Texas.

             8.          Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

             IN WITNESS WHEREOF, the Company and the Optionee have entered into this Agreement effective as of the day and year first above written.

EYE CARE CENTERS OF AMERICA, INC.
a Texas corporation

By:

Title:

OPTIONEE

Printed Name:

SCHEDULE A
DESCRIPTION OF OPTIONS

Name of Optionee	Grant Dates	Number of Shares Subject to the Option	Per Share Exercise Price